Exhibit 10.3

NEUROSIGMA, INC.

2010 Stock Option/Stock Issuance Plan

Form of Stock Option Agreement

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, members of the Board or the board of directors of any Parent or Subsidiary and consultants and advisors who provide Services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase no more than the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall expire on the Expiration Date, unless sooner terminated in accordance with this Agreement.

3. Limited Transferability.

(a) Except as otherwise provided in this Paragraph 3, this option shall be neither transferable nor assignable by Optionee other than by will or the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s family members (as defined in Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) through a gift or a domestic relations order, or as otherwise permitted by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares as specified in the Grant Notice. If the option is exercisable in installments, then as the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option pursuant to this Agreement.

5. Cessation of Service.

(a) Should Optionee’s Service cease for any reason other than death, Disability or Misconduct, then this option shall remain exercisable until the earlier of (i) the Close of Business on the three month anniversary of the date Optionee’s Service ceased or (ii) the Expiration Date.

(b) Should Optionee’s Service cease due to death or Disability, then this option shall remain exercisable until the earlier of (i) the Close of Business on the twelve month anniversary of the date Optionee’s Service ceased or (ii) the Expiration Date.

(c) During the limited period of post-Service exercisability, this option may only be exercised for Vested Shares. Following Optionee’s cessation of Service, no additional Option Shares shall vest, except as otherwise specifically provided by the Plan Administrator in its sole discretion pursuant to a written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised.

(d) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct, then this option shall terminate immediately with respect to all Option Shares.

6. Change in Control.

(a) Immediately prior to the effective date of a Change in Control, the Unvested Shares subject to this option shall automatically become Vested Shares, and this option shall become exercisable for all of the Option Shares. However, the Unvested Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Unvested Shares at the time of the Change in Control (the excess of the Fair Market Value of those Unvested Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread no later than the time Optionee would otherwise vest in the Option Shares as set forth in the Vesting Schedule.

(b) Immediately following the consummation of the Change in Control, this option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to

Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Other Transactions. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the holder of record of the purchased Option Shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons permitted to exercise the option) must take the following actions:

(i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised;

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or

(B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

Should the Common Stock be registered under Section 12 of the Exchange Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(C) in shares of Common Stock (1) held by Optionee (or any other person or persons permitted to exercise the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and (2) valued at Fair Market Value on the Exercise Date; or

(D) to the extent the option is exercised for Vested Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons permitted to exercise the option) shall concurrently provide irrevocable instructions (1) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale;

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option;

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the requirements of applicable securities laws; and

(v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons permitted to exercise this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Repurchase Rights. All Option Shares acquired upon the exercise of this option shall be subject to certain rights of the Corporation and its assigns to repurchase those shares in accordance with the terms specified in the Stock Purchase Agreement.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any applicable stock exchange or quotation system on which the Common Stock may be traded or listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s permitted assigns, the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement or has agreed in writing to join herein and be bound by the terms hereof.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice or at such other address as Optionee may designate by ten days advance written notice to the Corporation. Any notice required to be given under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

14. Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest bearing promissory note secured by those Option Shares (provided, however, that the par value of any shares to be issued pursuant to such exercise or purchase shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory note does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002). The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. However, any promissory note delivered by a consultant must be secured by collateral in addition to the purchased shares of Common Stock.

15. Entire Agreement. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be binding on all persons having an interest in this option.

16. Amendments. This Agreement may only be amended in an instrument executed by both parties. Approval of the Plan Administrator is required for all material amendments to this Agreement.

17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without giving effect to that State’s choice-of-law or conflict-of-law rules.

18. No Right to Continued Service. Nothing in the Grant Notice, this Agreement or the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

19. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve months after the date Optionee ceases to be an Employee by reason of Disability.

(b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the $100,000 limitation of this Section would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

(c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied to the option granted second.

(d) Optionee shall promptly notify the Corporation if Optionee sells or transfers the Option Shares prior to the second anniversary of the Grant Date and the first anniversary of the Exercise Date.

(e) If Optionee is a 10% Stockholder, then the Expiration Date of this option shall be not later than the fifth (5th) anniversary measured from the date the option is granted.

20. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the Corporation’s stockholders, then this option shall be void with respect to such excess, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. The inability of the Corporation to obtain stockholder approval shall not create any liability for the Corporation.

21. Consultation With Professional Tax and Investment Advisors. Optionee acknowledges that the grant, issuance, exercise, vesting or any payment with respect to any options granted or shares issued under the Plan, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Corporation or any of its employees, agents or representatives). Finally, Optionee understands and agrees that any and all tax consequences resulting from the options granted or shares issued under the Plan and their grant, issuance, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Corporation or any of its employees, agents or representatives will pay or reimburse Optionee for such taxes or other items.

Appendix

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Close of Business shall mean the time considered to be the close of business at the Corporation’s headquarters.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean NeuroSigma, Inc., a Delaware corporation, or any successor to all or substantially all of the assets or voting stock of NeuroSigma, Inc. that assumes this option.

G. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with this Agreement.

K. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

L. Expiration Date shall mean the Close of Business on the date on which the option expires as specified in the Grant Notice.

M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any stock exchange (including the Nasdaq Capital Market), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time not listed on any stock exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse, and provided that such determination of Fair Market Value shall be consistent with the requirements as set forth in Section 409A of the Code and the regulations thereunder.

(iii) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

N. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O. Grant Notice shall mean the Notice of Grant of Stock Option accompanying this Agreement.

P. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

Q. Misconduct shall mean (i) the commission of any act of moral turpitude, fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), (iii)

the intentional and continued failure by Optionee or Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness) or (iv) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, whether monetarily or otherwise; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and Optionee, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

R. Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

S. Option Shares shall mean the shares of Common Stock subject to the option.

T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Plan shall mean the NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan.

W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X. Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Y. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a member of the board of directors, a consultant or an advisor.

Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA. Unvested Shares shall mean the Option Shares which have not vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Corporation’s right to repurchase those shares upon termination of Service.

BB. Vested Shares shall mean the Option Shares which have vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Corporation’s right to repurchase those shares upon termination of Service.

CC. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice.